                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                December 17, 1999
                            -------------------------
                                (Date of Report)

                                SHOPNOW.COM INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          WASHINGTON                    000-26707              91-1628103
-------------------------------  -----------------------  ----------------------
 (State or Other Jurisdiction     (Commission File No.)       (IRS Employer
      of Incorporation)                                     Identification No.)

           411 FIRST AVENUE SOUTH, SUITE 200 NORTH, SEATTLE, WA 98104
--------------------------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                                 (206) 223-1996
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                      NONE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         This Amendment No. 1 to the Current Report on Form 8-K dated December 17, 1999 of ShopNow.com Inc. ("ShopNow") relates to ShopNow's acquisition of WebCentric, Inc., a Kansas corporation ("WebCentric"), pursuant to an Agreement and Plan of Merger among ShopNow, Chiefs Acquisition, Inc., a Washington corporation and wholly owned subsidiary of ShopNow, WebCentric, and the stockholders of WebCentric. The purpose of this amendment is to provide the financial statements of WebCentric required by Item 7(a) of Form 8-K and the pro forma audited financial information required by Item 7(b) of Form 8-K, which information was excluded from the original filing in reliance upon Item 7(a)(4) of Form 8-K.

     ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED (AUDITED, EXCEPT WHERE OTHERWISE NOTED)

                  (i) Independent Auditor's Report of KPMG LLP, dated November 5, 1999.

                  (ii) WebCentric, Inc. Balance Sheets as of September 30, 1999 and December 31, 1998 and 1997.

                  (iii) WebCentric, Inc. Statements of Operations for the nine months ended September 30, 1999, the year ended December 31, 1998 and the period August 15, 1997 (date of inception) to December 31, 1997.

                  (iv) WebCentric, Inc. Statements of Stockholders' Equity (Deficit) for the nine months ended September 30, 1999, the year ended December 31, 1998 and the period August 15, 1997 (date of inception) to December 31, 1997.

                  (v) WebCentric, Inc. Statements of Cash Flows for the nine months ended September 30, 1999, the year ended December 31, 1998 and the period August 15, 1997 (date of inception) to December 31, 1997.

                  (vi) WebCentric, Inc. Notes to Financial Statements for the nine months ended September 30, 1999, the year ended December 31, 1998 and the period August 15, 1997 (date of inception) to December 31, 1997.

         (b)      PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

                  (i)      Pro Forma Combined Balance Sheet as of September 30,
                           1999.

                  (ii) Pro Forma Combined Statement of Operations for the year ended December 31, 1998.

                  (iii) Pro Forma Combined Statement of Operations for the nine months ended September 30, 1999.

                  (iv)     Notes to Pro Forma Combined Financial Statements.

         (c)      EXHIBITS

         2.1 Agreement and Plan of Merger dated as of December 16, 1999 among ShopNow.com Inc., Chiefs Acquisition, Inc., WebCentric, Inc., and the Stockholders of WebCentric, Inc. (incorporated by reference to ShopNow's Current Report on Form 8-K filed on December 29, 1999).

         23.1     Consent of KPMG LLP, independent public accountants.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
WebCentric, Inc.:

We have audited the accompanying balance sheets of WebCentric, Inc. as of September 30, 1999 and December 31, 1998 and 1997 and the related statements of operations, stockholders' equity (deficit) and cash flows for the nine months ended September 30, 1999, the year ended December 31, 1998 and the period August 15, 1997 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WebCentric, Inc. as of September 30, 1999 and December 31, 1998 and 1997 and the results of their operations and their cash flows for the nine months ended September 30, 1999, the year ended December 31, 1998, and the period August 15, 1997 (date of inception) to December 31, 1997, in conformity with generally accepted accounting principles.

                                    KPMG LLP

November 5, 1999
Omaha, Nebraska

                                WEBCENTRIC, INC.
                                 BALANCE SHEETS
                SEPTEMBER 30, 1999 AND DECEMBER 31, 1998 AND 1997


                                                                  SEPTEMBER 30,        DECEMBER 31,        DECEMBER 31,
         ASSETS                                                         1999               1998                1997
                                                                ----------------    -----------------  -----------------
CURRENT ASSETS:
  Cash                                                          $      460,189              46,795              7,087
  Trade accounts receivable, net of allowance of $1,247,
    $8,500 and $0 for 1999, 1998, and 1997, respectively               378,790              94,460                228
  Other current assets                                                   3,510                   -                  -
  Deferred tax asset                                                   104,550
                                                                --------------      --------------     --------------

             Total current assets                                      947,039             141,255              7,315

Certificate of deposit                                                  31,469              30,000                  -
PROPERTY AND EQUIPMENT, net                                            128,747              26,828                958
                                                                --------------      --------------     --------------
             Total assets                                       $    1,107,255             198,083              8,273
                                                                ---------------     --------------     --------------
                                                                ---------------     --------------     --------------

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Trade accounts payable                                        $       57,448              49,680                  -
  Accrued liabilities                                                   43,664              12,394              3,436
  Capital lease - current portion                                       20,054               5,627                  -
  Long-term debt - current installments                                 18,269               6,853                  -
                                                                --------------      --------------     --------------

             Total current liabilities                                 139,435              74,554              3,436

Capital lease, net of current portion                                   31,446              18,150                  -
Long-term debt, net of current installments                            138,126             123,081                  -
                                                                --------------      --------------     --------------

             Total liabilities                                         309,007             215,785              3,436
                                                                --------------      --------------     --------------

Preferred stock                                                      1,026,667                   -                  -

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $.01 par value; 1,000,000 shares
    authorized; 276,000, 276,000 and 262,000 shares issued and outstanding as of September 30, 1999 and December 31, 1998
    and 1997, respectively                                               2,760               2,760              2,620
  Additional paid-in capital                                                 -             110,028             29,380
  Retained deficit:                                                          -
    Stockholders                                                                          (130,490)           (27,163)
    Corporate                                                         (230,999)                  -                  -
                                                                      (228,239)            (17,702)             4,837
  Treasury stock                                                          (180)                  -                  -
                                                                ---------------     --------------     --------------

             Total stockholders' equity (deficit)                     (228,419)            (17,702)             4,837
                                                                ---------------     --------------     --------------
             Total liabilities and stockholders' equity
               (deficit)                                        $    1,107,255             198,083              8,273
                                                                ---------------     --------------     --------------
                                                                ---------------     --------------     --------------

See accompanying notes to financial statements.

                                WEBCENTRIC, INC.
                            STATEMENTS OF OPERATIONS
              NINE MONTHS ENDED SEPTEMBER 30, 1999, THE YEAR ENDED
                   DECEMBER 31, 1998 AND THE PERIOD AUGUST 15,
                  1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997

                                                          SEPTEMBER 30,        DECEMBER 31,         DECEMBER 31,
                                                              1999                 1998                 1997
                                                      ------------------   ------------------   ------------------
REVENUES:
   Retailer referral compensation                     $     598, 200              288,882                    -
   Advertising sales                                         452,675               98,467                    -
   International licensing/royalties                          50,000                    -                    -
   Other                                                      10,091                1,654                  248
                                                      --------------       --------------       --------------

                                                           1,110,966              389,003                  248

Costs of services                                            415,885              184,703                    -
                                                      --------------       --------------       --------------

         Gross profit                                        695,081              204,300                  248

OPERATING EXPENSES:
  Sales and marketing                                        346,266               44,499               12,985
  General and administrative                                 414,361              129,512               14,426
  Research and development                                   246,066               83,698                    -
                                                      --------------       --------------       --------------

         Total operating expenses                          1,006,693              257,709               27,411
                                                      --------------       --------------       --------------

         Operating loss                                     (311,612)             (53,409)             (27,163)

Net interest expense                                           4,029                6,775                    -
                                                      --------------       --------------       --------------

         Loss before income taxes                           (315,641)             (60,184)             (27,163)

Income tax benefit                                           104,550                    -                    -
                                                      --------------       --------------       --------------

         Net loss                                     $     (211,091)             (60,184)             (27,163)
                                                      --------------       --------------       --------------
                                                      --------------       --------------       --------------


See accompanying notes to financial statements.

                                WEBCENTRIC, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              NINE MONTHS ENDED SEPTEMBER 30, 1999, THE YEAR ENDED
                   DECEMBER 31, 1998 AND THE PERIOD AUGUST 15,
                  1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997

                                                                                 RETAINED DEFICIT                        TOTAL
                                                                ADDITIONAL  --------------------------                STOCKHOLDERS'
                                                                 PAID-IN                                 TREASURY        EQUITY
                                                COMMON STOCK     CAPITAL     STOCKHOLDERS   CORPORATE      STOCK        (DEFICIT)
                                                ------------- ------------- --------------------------- ------------- -------------
Balance at August 15, 1997 (date of
   inception)                                   $         -             -             -             -             -             -

Issuance of 20,000 shares of common
   stock, $.01 par value                              2,620          (620)            -             -             -         2,000
Additional capital contributed by
   stockholders                                           -        30,000             -             -             -        30,000
Net loss                                                  -             -       (27,163)            -             -       (27,163)
                                                -----------   ------------      --------  ------------  ------------      --------
Balance at December 31, 1997                          2,620        29,380       (27,163)            -             -         4,837

Issuance of 1,053 shares of common
   stock, $.01 par value                                140           648             -             -             -           788
Additional capital contributed by
   stockholders                                           -        80,000             -             -             -        80,000
Distributions to stockholders                             -             -       (43,143)            -             -       (43,143)
Net loss                                                  -             -       (60,184)            -             -       (60,184)
                                                -----------   ------------      --------  ------------  ------------      --------
Balance at December 31, 1998                          2,760       110,028      (130,490)            -             -       (17,702)

Acquisition of treasury stock                             -           180             -             -          (180)            -
Officer's compensation expense                            -        40,000             -             -             -        40,000
Distributions to stockholders                             -             -       (12,959)            -             -       (12,959)
Elimination of stockholders' retained
   deficit                                                -      (150,208)      177,427       (27,219)            -             -
Accumulation of dividends for preferred
   stock                                                  -             -             -       (26,667)            -       (26,667)
Net loss                                                  -             -       (33,978)     (177,113)            -      (211,091)
                                                -----------   ------------      --------  ------------  ------------      --------
Balance at September 30, 1999                   $     2,760             -             -      (230,999)         (180)     (228,419)
                                                -----------   ------------      --------  ------------  ------------      --------
                                                -----------   ------------      --------  ------------  ------------      --------

         See accompanying notes to financial statements.

                                WEBCENTRIC, INC.
                            STATEMENTS OF CASH FLOWS
              NINE MONTHS ENDED SEPTEMBER 30, 1999, THE YEAR ENDED
                   DECEMBER 31, 1998 AND THE PERIOD AUGUST 15,
                  1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997

                                                              SEPTEMBER 30,        DECEMBER 31,          DECEMBER 31,
                                                                  1999                  1998                1997
                                                             ---------------      ---------------      ---------------
Cash flows from operating activities:
  Net loss                                                    $   (211,091)             (60,184)             (27,163)
                                                              ------------         ------------         ------------
  Adjustments to reconcile net loss to net cash
    used in operating activities:                                    7,003                1,060                   42
  Depreciation and amortization                                     40,000                    -                    -
  Officer's compensation expense
  (Increase) decrease in:
    Trade accounts receivable                                     (284,330)             (94,232)                (228)
    Other current assets                                            (3,510)                   -                    -
    Deferred tax asset                                            (104,550)                   -                    -
  (Increase) decrease in:
    Trade accounts payable                                           7,768               49,680                    -
    Accrued liabilities                                             31,270                8,958                3,436
                                                              ------------         ------------         ------------

      Total adjustments                                           (306,349)             (34,534)               3,250
                                                              ------------         ------------         ------------

      Net cash used in operating activities                       (517,440)             (94,718)             (23,913)
                                                              ------------         ------------         ------------

Cash flows from investing activities:
  Acquisition of equipment                                         (75,362)              (1,859)              (1,000)
  Certificate of deposit                                            (1,469)             (30,000)                   -
                                                              ------------         ------------         ------------

      Net cash used in investing activities                        (76,831)             (31,859)              (1,000)
                                                              ------------         ------------         ------------

Cash flows from financing activities:
  Proceeds from long-term debt                                      34,941              132,000                    -
  Payments on long-term debt and capital leases                    (14,317)              (3,360)                   -
  Proceeds from issuance of capital                              1,000,000               80,788               32,000
  S Corporation distributions                                      (12,959)             (43,143)                   -
                                                              ------------         ------------         ------------

       Net cash provided by financing activities                 1,007,665              166,285               32,000
                                                              ------------         ------------         ------------

       Net increase in cash                                        413,394               39,708                7,087

Cash at beginning of period                                         46,795                7,087                    -
                                                              ------------         ------------         ------------

Cash at end of period                                         $    460,189               46,795                7,087
                                                              ------------         ------------         ------------
                                                              ------------         ------------         ------------

Supplemental disclosures of cash flow information:
  Cash paid during the period for interest                    $     12,825                8,426                    -
                                                              ------------         ------------         ------------
                                                              ------------         ------------         ------------
  Capital lease obligations incurred                          $     33,560               25,071                    -
                                                              ------------         ------------         ------------
                                                              ------------         ------------         ------------


See accompanying notes to financial statements.

                                WEBCENTRIC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                SEPTEMBER 30, 1999 AND DECEMBER 31, 1998 AND 1997


(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The WebCentric, Inc. (the "Company") has developed proprietary data integration technology and an application of that technology through its Bottom Dollar shopping search engine capability. It is one of the first firms to deploy what is know as "agent" or "bot" virtual search assistant technology which offers a comprehensive, easy to use and access way for consumers to shop the Web by enabling them to quickly and easily compare key decision factors such as price and availability on an extensive selection of products from the top Internet merchants. Consumers utilize the Bottom Dollar shopping search engine capability to find merchants that sell specific products and to find competitive prices on those products. They access the Bottom Dollar shopping search engine capability by the Company's web site at "http://www.bottomdollar.com" or by visiting one of the 1,000+ partner sites which have implemented the Bottom Dollar shopping search engine capabilities content on their sites.

         PROPERTY AND EQUIPMENT

         The Company's equipment is depreciated using primarily the straight-line method. The Company has various items of equipment under capital lease that are more specifically identified in note 4. The leased property under capital lease is amortized over the expected useful life of the property.

         REVENUE RECOGNITION

         Retailer referral compensation revenue is earned over the terms of the contract, which is generated on a "click-thru" or commission basis. Advertising sales revenue is earned each time an advertisement is displayed on a web site. International licensing/royalties revenues are recognized as earned under the terms of the contract.

         ADVERTISING COSTS

         The Company expenses advertising costs as they are incurred. Advertising expenses for the years ended September 30, 1999 and December 31, 1998 and 1997 were $39,954, $28,377, and $6,221, respectively.

         RESEARCH AND DEVELOPMENT

         Research and development costs are charged to expense as incurred and amounted to $246,066 for the nine months ended September 30, 1999; $83,698 for the year ended December 31,1998; and $0 for the period August 15, 1997 (date of inception) to December 31, 1997.

         INCOME TAXES

         Effective May 1, 1999, the Company became a "C Corporation" in which the Company uses the asset and liability method to account for income taxes. Under this method, deferred income taxes are recognized at enacted tax rates for the tax consequences of temporary differences between financial statement carrying amounts and the tax bases of existing assets and liabilities. Provisions are made for the U. S. income tax liability on earnings of foreign subsidiaries, except for those locations that the Company considers such earnings to be permanently invested.

         Prior to May 1, 1999, the Company had elected to be taxed as an "S Corporation" under Code Section 1362 of the Internal Revenue Code. Consequently, with limited exceptions, the Company is not taxed at the corporate level. The Company does not anticipate any of the limited exceptions to create a corporate-level tax and, therefore, no income taxes have been accrued for the Company.

         USE OF ESTIMATES

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and reported amounts of revenues and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)      EQUIPMENT AND LEASED PROPERTY UNDER CAPITAL LEASE

         Equipment and leased property under capital lease consist of the following at September 30, 1999 and December 31, 1998 and 1997:

                                                      SEPTEMBER 30,       DECEMBER 31,        DECEMBER 31,
                    DESCRIPTION                            1999               1998                1997
------------------------------------------------     --------------      --------------       ------------
Furniture and fixtures                               $        5,130               1,788              1,000
Equipment                                                    83,127               1,071                  -
Computer equipment                                           48,595              25,071                  -
                                                     --------------      --------------       ------------
                                                            136,852              27,930              1,000

Accumulated depreciation and amortization                    (8,105)             (1,102)               (42)
                                                     --------------      --------------       ------------
                                                     $      128,747              26,828                958
                                                     ==============      ==============       ============

(3)      DEBT

         The Company's long-term debt consists of the following at September 30, 1999 and December 31, 1998 and 1997:

                                                                                      SEPTEMBER 30,     DECEMBER 31,   DECEMBER 31,
                                                                                           1999              1998          1997
                                                                                     --------------     ------------   ------------
Variable notes payable carrying an interest rate of 2.25% over prime (10.5% at
  September 30, 1999), interest only payable monthly and is due in one lump sum payment of all outstanding principal plus all accrued interest at March
  1, 2003                                                                            $      100,000         100,000           -


9.75% note payable, due in monthly installments of $312.96, including interest,
  final payment plus interest due August 2003                                                12,128          13,982           -


9.75% note payable, due in monthly installments of $328.25, including interest,
  final payment plus interest due August 2001                                                 6,805           9,164           -

9.25% note payable, due in monthly installments of $145.60, including interest,
  final payment plus interest due October 2003                                                5,922           6,788           -

9.5% note payable, due in monthly installments of $1,119.73, including interest,
  final payment plus interest due May 2002                                                   31,540               -           -
                                                                                     --------------     -----------    --------
         Total long-term debt                                                               156,395         129,934           -

Less current installments of long-term debt                                                  18,269           6,853           -
                                                                                     --------------     -----------    --------
         Long-term debt, excluding current installments                              $      138,126         123,081           -
                                                                                     --------------     -----------    --------
                                                                                     --------------     -----------    --------

         The $100,000 note is secured by a real estate mortgage on property owned by two of the Company's shareholders and a $30,000 certificate of deposit. This note is insured by the Small Business Administration.

         The remaining three notes, above, are secured by all inventory, chattel paper, accounts, equipment, and general intangibles.

         The following is a summary of principal maturities of long-term debt during the next five years:

         2000                                                   $     18,269
         2001                                                         19,704
         2002                                                         13,404
         2003                                                        104,870
         2004                                                            148
                                                                ------------
                                                                $    156,395
                                                                ------------
                                                                ------------

(4)      COMMITMENTS

         The Company leases computer equipment under a capital lease. The economic substance of the lease is that the Company is financing the acquisition of the asset through the lease, and accordingly, it is recorded in the Company's assets and liabilities. The Company also leases facilities under operating lease agreements. The following is a summary of future minimum lease payments under capitalized leases and under operating leases that have initial or remaining noncancelable lease terms in excess of one year at September 30, 1999:

                                                             CAPITALIZED             OPERATING
                                                                LEASES                LEASES
                                                             -------------         -------------
         Year ending September 30, 1999:
            2000                                             $     24,823          $     14,949
            2001                                                   22,462                13,142
            2002                                                   11,788                 6,298
                                                             ------------          ------------

            Total minimum lease payments                           59,073          $     34,389
                                                                                   ------------
                                                                                   ------------

         Inputed interest, at rates ranging from 10.0%
           to 17.1%                                                (7,573)
                                                             ------------

              Present value of minumum
                capitalized lease payments                         51,500

         Current portion                                           20,054

              Long-term capitalized lease
                obligations                                  $     31,446
                                                             ------------
                                                             ------------

         Assets recorded under capital leases are included in property and equipment as follows:

                                                           SEPTEMBER 30,            DECEMBER 31,           DECEMBER 31,
                                                               1999                    1998                   1997
                                                          --------------          --------------           ------------
         Computer equipment                               $       23,524                  25,071                      -
         Office equipment                                         10,036                       -                      -
                                                          --------------          --------------           ------------
                                                                  33,560                  25,071                      -
         Accumulated depreciation                                 (5,409)                   (835)                     -
                                                          --------------          --------------           ------------
                                                          $       28,151                  24,236                      -
                                                          --------------          --------------           ------------
                                                          --------------          --------------           ------------


         Rental expense for operating leases amounted to $19,642, $7,176, and $0 for the nine months ended September 30, 1999, and years ended December 31, 1998 and 1997.

(5)      INCOME TAXES

         Income tax benefit for September 30, 1999 consisted of the following components:

                                          CURRENT                    DEFERRED                   TOTAL
                               --------------------         --------------------      --------------------
         Federal                       $     82,800                       10,300                    93,100
         State                               10,150                        1,300                    11,450
                               --------------------         --------------------      --------------------
                  Total                $     92,950                       11,600                   104,550
                               --------------------         --------------------      --------------------
                               --------------------         --------------------      --------------------

         The difference between the Company's income tax benefit as reported in the accompanying financial statements for September 30, 1999 and that which would be calculated applying the U. S. federal income tax rate of 34% on pretax loss is as follows:

                 Expected federal income tax benefit                   $     99,519
                 State income taxes, net of federal benefit                   7,557
                 Meals and entertainment                                     (3,375)
                 Other                                                          849
                                                                       ------------
                                            Total                      $    104,550
                                                                       ------------
                                                                       ------------

         Deferred tax assets at September 30, 1999 were comprised of the following:

                Deferred tax assets:
                 Allowance for doubtful accounts                       $        500
                 Accrued expenses                                             9,900
                 Net operating loss carryforward                             92,950
                 Deferred income                                              1,200
                                                                       ------------
                                            Total                      $    104,550
                                                                       ------------
                                                                       ------------

         There was no valuation allowance for deferred tax assets as of September 30, 1999. Based upon the projected future taxable income, management believes it is more likely than not the Company will realize the benefits of deferred tax assets as of September 30, 1999.

(6)      STOCKHOLDERS' EQUITY (DEFICIT)

         On May 19, 1999, the Company effected a 13.12-to-1 stock split, which has been given retroactive effect in the accompanying financial statements.

(7)      CAPITAL STOCK

         As of September 30, 1999, 24,000 shares of preferred stock with a par value of $.01 were authorized, issued, and outstanding. The cumulative preferred stock pays 8% preferential dividends and is convertible to common stock at the holder's option at a price of $41.66. The preferred stock is redeemable after five years at either the holder's or Company's option. The holder can redeem the stock at a price per share equal to the original cost plus all accumulated dividends plus a default premium. The Company can redeem at the original cost plus all accrued and unpaid dividends. Accumulated dividends are immediately due and payable upon conversion into common stock or if the Company is sold.

(8)      STOCK COMPENSATION PLAN

         During May 1999, the Company adopted a stock option plan (the "Plan"). A total of 18,000 shares of common stock have been reserved for issuance pursuant to the Plan at September 30, 1999. In September 1999, the Company's shareholders granted options to employees of the Company. At September 30, 1999, the number of shares available for issuance was 2,145 shares.

         At inception, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of Accounting Principal Board (APB) No. 25 and provide pro forma net earnings and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

         Options to purchase shares of common stock have been granted in 1999 with exercise price of $1.00 which was below the fair value of the common stock on the date of grant. The related compensation expense was minimal and not recorded for these grants. Had compensation cost for the stock option grants been determined using the fair value method, the Company's net loss would have been unaffected.

         The weighted average fair value of options granted in 1999 was $3.21. Pro forma net income reflects the allocation of compensation cost for stock option grants using the fair value method. Compensation cost is allocated between periods based upon the vesting period of the options. Therefore, the full impact of calculating compensation cost using the fair value method is not reflected in pro forma net income amounts presented above because compensation cost is amortized to expense over the vesting period, and additional options may be granted in future years. The fair value of these options was estimated at the date of grant using the Black-Scholes model with the following assumptions:

                 Expected dividend yield at date of grant              0
                 Expected stock price volatility                       0%
                 Risk-free interest rate                               5%
                 Expected life of options                              5 years

         The following information related to options to purchase common stock:

                                                             NUMBER OF      EXERCISE
                                                               SHARES         PRICE          FAIR VALUE
                                                          -------------    ----------       ------------
         Balance at December 31, 1998                               -

         Granted                                               15,855       $    1.00         $   3.21
                                                          -----------

         Balance at September 30, 1999                         15,855            1.00             3.21
                                                          -----------
                                                          -----------

         Exercisable at September 30, 1999                          -
                                                          -----------
                                                          -----------


         At September 30, 1999, the exercise prices for outstanding stock options was $1.00 and the weighted average remaining contractual life of outstanding stock options was five years.

(9)      OFFICER COMPENSATION

         During the nine months ended September 30, 1999, an officer of the Company was given stock by shareholders in lieu of compensation for his services. Compensation expense of $40,000 has been incurred by the Company during the nine months ended September 30, 1999.

(10)     CONCENTRATION OF CREDIT RISK

         The Company's customers, while concentrated in the United States, are spread across diverse market sectors. For the nine months ended September 30, 1999, sales to one customer accounted for 12% of the Company's total sales including an accounts receivable balance of $65,714. For the year ended December 31, 1998, sales to three customers accounted for 38% of sales with accounts receivable balances totaling $5,004 and no customers meeting the 10% threshold for the period August 15, 1997 (date of inception) to December 31, 1997. The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. The Company establishes its allowance for doubtful accounts based upon the credit risk of specific customers, historical trends, and other information.

(11)     SUBSEQUENT EVENTS

         During the month of October 1999, the Company entered into a nonbinding letter of intent with a third party for the potential acquisition of all outstanding stock of the Company.

         The Company is also pursuing a financing arrangement for the purchase of additional computer equipment totaling approximately $128,200 with payments being made over a three year period. The financing arrangement is guaranteed by two shareholders of the Company.

                                                 SHOPNOW.COM INC.
                                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                             AS OF SEPTEMBER 30, 1999

                                                  (IN THOUSANDS)

                                             SHOPNOW.COM      SPEEDYCLICK,      WEBCENTRIC,
                                                INC.             CORP.              INC.        ADJUSTMENTS (g)       TOTAL
                                           ---------------  ----------------  ---------------  ----------------  ---------------
CURRENT ASSETS:
  Cash and cash equivalents                   $  2,913         $      20         $     460        $    (4,545)     $    (1,152)
  Short-term investments                         6,098                 -                 -                  -            6,098
  Accounts receivable, net                       7,911               177               379                  -            8,467
  Unbilled services                              1,288                 -                 -                  -            1,288
  Prepaid expenses and other                     2,794                 -               108               (105)           2,797
                                              --------         ---------         ---------        ------------     -----------
     Total current assets                       21,004               197               947             (4,650)          17,498

PROPERTY AND EQUIPMENT, net                     12,746               166               129                  -           13,041

GOODWILL AND OTHER INTANGIBLE ASSETS, net       19,438                 -                 -            100,792          120,230

INVESTMENT IN MARKETABLE EQUITY
  SECURITIES                                    20,764                 -                31                  -           20,795

OTHER ASSETS, net                                7,048                 2                 -                  -            7,050
                                              --------         ---------         ---------        ------------     -----------
     Total assets                             $ 81,000         $     365         $   1,107        $    96,142      $   178,614
                                              --------         ---------         ---------        ------------     -----------
                                              --------         ---------         ---------        ------------     -----------

CURRENT LIABILITIES:
  Accounts payable                            $  7,801         $     223         $      57        $         -      $     8,081
  Accrued liabilities                            6,505                52                44                  -            6,601
  Line of credit                                 1,000                 -                 -                  -            1,000
  Current portion of notes and leases            8,110                44                38                  -            8,192
  Customer deposits                              6,185                 -                 -                  -            6,185
  Deferred revenue                               6,047                46                 -                  -            6,093
                                              --------         ---------         ---------        ------------     -----------
     Total current liabilities                  35,648               365               139                              36,152

NOTES AND LEASES PAYABLE, less current
  portion                                        5,802               220               170               (138)           6,054

PUT WARRANT LIABILITY                            1,369                 -                 -                  -            1,369

REDEEMABLE PREFERRED STOCK                           -                 -             1,026             (1,026)               -

SHAREHOLDERS' EQUITY:
  Convertible preferred stock                   89,351               535                 -               (535)          89,351
  Common stock                                  23,414               114                 3             96,741          120,272
  Common stock warrants                          7,968                 -                 -                  -            7,968
  Deferred compensation                         (3,179)                -                 -                  -           (3,179)
  Accumulated other comprehensive loss          (2,762)                -                 -                  -           (2,762)
  Accumulated deficit                          (76,611)             (869)             (231)             1,100          (76,611)
                                              --------         ---------         ---------        ------------     -----------
     Total shareholders' equity                 38,181              (220)             (228)            97,306          135,039
                                              --------         ---------         ---------        ------------     -----------
     Total liabilities and shareholders'
       equity                                 $ 81,000         $     365         $   1,107        $    96,142      $   178,614
                                              --------         ---------         ---------        ------------     -----------
                                              --------         ---------         ---------        ------------     -----------

         See notes to unaudited pro forma combined financial statements.

                                SHOPNOW.COM INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                                 FOR THE PERIOD
                                                                                                                 FROM INCEPTION
                                                                  (1/1/98 TO      (1/1/98 TO                       (9/1/98) TO
                                                                   8/8/98)         9/17/98)                         12/31/98
                                                   SHOPNOW.COM   THE INTERNET   MEDIA ASSETS,    GO SOFTWARE,      SPEEDYCLICK,
                                                     INC.         MALL, INC.         INC.            INC.              CORP.
                                                  -------------  ------------  -------------    --------------  ----------------
REVENUES                                           $     7,154     $     175         $ 4,833         $  1,346        $       -

COST OF REVENUES                                         5,849            24           2,808               55                -
                                                   -----------     ---------         -------         --------        ---------
  Gross margin                                           1,305           151           2,025            1,291                -
                                                   -----------     ---------         -------         --------        ---------

OPERATING EXPENSES:
  Sales and marketing                                   12,183            56           1,365              143                4
  General and administrative                             3,549           275             318            1,006                3
  Research and development                               4,370           114               -              253               28
  Amortization of intangible assets                        730             -               1                -                -
  Stock-based compensation                                 182             -               -                -                -
  Unusual item - impairment of acquired
    technology                                           5,207             -               -                -                -
                                                   -----------     ---------         -------         --------        ---------

    Total operating expenses                            26,221           445           1,684            1,402               35
                                                   -----------     ---------         -------         --------        ---------

(Loss) income from operations                          (24,916)         (294)            341             (111)             (35)

OTHER INCOME (EXPENSE), net                                171           (13)             17               41                -
                                                   -----------     ---------         -------         --------        ---------

(Loss) income before provision for income
  taxes                                                (24,745)         (307)            358              (70)             (35)

Provision for income taxes                                   -             -               -               17                -
                                                   -----------     ---------         -------         --------        ---------

  Net (loss) income                                $   (24,745)    $    (307)        $   358         $    (53)       $     (35)
                                                   -----------     ---------         -------         --------        ---------
                                                   -----------     ---------         -------         --------        ---------


BASIC AND DILUTED NET LOSS PER SHARE (h)           $     (7.01)
                                                   -----------
                                                   -----------
Weighted average shares outstanding used to
  compute basic and diluted net loss per share       3,532,054
                                                   -----------
                                                   -----------
BASIC AND DILUTED PRO FORMA NET LOSS PER
  SHARE (h)                                        $     (1.92)
                                                   -----------
                                                   -----------
Weighted average shares used to compute basic
   and diluted pro forma net loss per share         12,857,745
                                                   -----------
                                                   -----------


                                                                   WEBCENTRIC,         PRO FORMA           COMBINED
                                                                      INC.           ADJUSTMENTS           TOTAL
                                                                   -----------      --------------     -------------
REVENUES                                                           $     389         $ (4,458) (c)      $     9,439

COST OF REVENUES                                                         185           (4,452) (c)            4,469
                                                                   ---------         --------           -----------
  Gross margin                                                           204               (6)                4,970
                                                                   ---------         ---------          -----------

OPERATING EXPENSES:
  Sales and marketing                                                     44           (2,956) (c)           10,839
  General and administrative                                             130             (955) (c)(f)         4,326
  Research and development                                                84           (1,061) (c)            3,788
  Amortization of intangible assets                                        -           39,242  (a)           39,973
  Stock-based compensation                                                 -                -                   182
  Unusual item - impairment of acquired
    technology                                                             -                -                 5,207
                                                                   ---------         --------           -----------

    Total operating expenses                                             258           34,270                64,315
                                                                   ---------         --------           -----------

(Loss) income from operations                                            (54)         (34,276)              (59,345)

OTHER INCOME (EXPENSE), net                                               (6)            (125) (b)               85
                                                                   ----------        --------           -----------

(Loss) income before provision for income
  taxes                                                                  (60)         (34,401)              (59,260)

Provision for income taxes                                                 -              (17) (d)                -
                                                                   ---------         --------           -----------

  Net (loss) income                                                $     (60)        $(34,418)          $   (59,260)
                                                                   ---------         --------           -----------
                                                                   ---------         --------           -----------


BASIC AND DILUTED NET LOSS PER SHARE (h)                                                                $    (5.17)
                                                                                                        ----------
                                                                                                        ----------
Weighted average shares outstanding used to
  compute basic and diluted net loss per share                                                          11,467,022
                                                                                                        ----------
                                                                                                        ----------
BASIC AND DILUTED PRO FORMA NET LOSS PER
  SHARE (h)                                                                                             $    (2.85)
                                                                                                        ----------
                                                                                                        ----------
Weighted average shares used to compute basic
   and diluted pro forma net loss per share                                                             20,792,713
                                                                                                        ----------
                                                                                                        ----------


See notes to unaudited pro forma combined financial statements.

                                SHOPNOW.COM INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                         (1/1/99 TO     (1/1/99 TO    (1/1/99 TO
                                                          6/15/99)        9/30/99)      9/30/99)
                                         SHOPNOW.COM    GO SOFTWARE,   SPEEDYCLICK,   WEBCENTRIC,     PRO FORMA         COMBINED
                                             INC.           INC.           CORP.          INC.       ADJUSTMENTS          TOTAL
                                         ------------   -------------  ------------   -----------  -----------------  ------------
REVENUES                                  $   23,537      $     728      $     328     $   1,111    $  (9,948) (c)(e)  $   15,756

COST OF REVENUES                              19,494             45              -           416      (11,190) (c)          8,765
                                          ----------      ---------      ---------     ---------    ---------          ----------

  Gross margin                                 4,043            683            328           695        1,242               6,991
                                          ----------      ---------      ---------     ---------    ---------          ----------

OPERATING EXPENSES:
  Sales and marketing                         33,545            172            777           346       (2,911) (c)(e)      31,929
  General and administrative                   5,493            514            212           415         (148) (c)(f)       6,486
  Research and development                     5,367            182            171           246          (10) (c)          5,956
  Amortization of intangible assets            3,734              -              -             -       27,253  (a)         30,987
  Stock-based compensation                     2,547              -              -             -            -               2,547
                                          ----------      ---------      ---------     ---------    ---------          ----------

    Total operating expenses                  50,686            868          1,160         1,007       24,184              77,905
                                          ----------      ---------      ---------     ---------    ---------          ----------

(LOSS) INCOME FROM OPERATIONS                (46,643)          (185)          (832)         (312)     (22,942)            (70,914)

OTHER (EXPENSE) INCOME, net                     (605)            12             (2)           (4)         (50) (b)           (649)
                                          ----------      ---------      ---------     ---------    ---------          ----------

(LOSS) INCOME BEFORE PROVISION FOR
  INCOME TAXES                               (47,248)          (173)          (834)         (316)     (22,992)            (71,563)

PROVISION FOR INCOME TAXES                         -             12              -           105         (117) (d)              -
                                          ----------      ---------      ---------     ---------    ---------          ----------

  Net (loss) income                       $  (47,248)     $    (161)     $    (834)    $    (211)   $ (23,109)         $  (71,563)
                                          ----------      ---------      ---------     ---------    ---------          ----------
                                          ----------      ---------      ---------     ---------    ---------          ----------


BASIC AND DILUTED NET LOSS PER SHARE (h)  $    (9.03)                                                                  $    (5.81)
                                          ----------                                                                   ----------
                                          ----------                                                                   ----------
WEIGHTED AVERAGE SHARES OUTSTANDING
  USED TO COMPUTE BASIC AND DILUTED
  NET LOSS PER SHARE                       5,230,394                                                                   12,315,286
                                          ----------                                                                   ----------
                                          ----------                                                                   ----------
BASIC AND DILUTED PRO FORMA NET LOSS
  PER SHARE (h)                           $    (2.16)                                                                  $    (2.57)
                                          ----------                                                                   ----------
                                          ----------                                                                   ----------
WEIGHTED AVERAGE SHARES USED TO
  COMPUTE BASIC AND DILUTED PRO FORMA
  NET LOSS PER SHARE                      21,859,604                                                                   27,820,745
                                          ----------                                                                   ----------
                                          ----------                                                                   ----------


         See notes to unaudited pro forma combined financial statements.

                                SHOPNOW.COM INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.       BASIS OF PRESENTATION:

         The unaudited pro forma combined balance sheet as of September 30, 1999 gives effect to the acquisitions of SpeedyClick, Corp. and WebCentric, Inc. as if these transactions had occurred on September 30, 1999. The unaudited pro forma combined statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 gives effect to the acquisitions of Media Assets, Inc.; The Internet Mall, Inc.; GO Software, Inc.; SpeedyClick, Corp.; and WebCentric, Inc. and the disposition of BuySoftware.com as if these transactions had occurred January 1, 1998.

         The pro forma combined financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the cash and common stock consideration exchanged by ShopNow.com Inc. for the fair value of the assets acquired and liabilities assumed.

2.       PRO FORMA ADJUSTMENTS:

         (a) To record amortization of intangible assets based on the excess purchase price. As Media Assets, Inc. and The Internet Mall, Inc. were acquired during 1998 and GO Software was acquired on June 15, 1999, amortization is based on the actual purchase price allocation and computed for the period from January 1, 1998 to the respective date of acquisition. As SpeedyClick, Corp. and WebCentric, Inc. were acquired after September 30, 1999, the amortization is based on the estimated purchase price allocation and computed for the period from January 1, 1998 to the respective date of acquisition. Intangible assets acquired are assumed to have a three-year life.

        Seven months of The Internet Mall, Inc.                 $      422
        Eight months of Media Assets, Inc.                             347
        Twelve months of GO Software, Inc.                           4,798
        Twelve months of SpeedyClick, Corp.                         20,295
        Twelve months of WebCentric, Inc.                           13,380
                                                                ----------
        Total 1998 pro forma amortization                       $   39,242
                                                                ----------
                                                                ----------

        Five months of GO Software, Inc.                        $    1,999
        Nine months of SpeedyClick, Corp.                           15,219
        Nine months of WebCentric, Inc.                             10,035
                                                                ----------
        Total 1999 pro forma amortization                       $   27,253
                                                                ----------
                                                                ----------

         (b)      To record eight months of interest expense associated with the note issued as consideration for Media Assets, Inc., totaling $25, and to record 12 and six months of interest expense associated with the GO Software, Inc. convertible promissory note totaling $100 and $50, respectively.

         (c) To eliminate the results of operations of BuySoftware.com. Given the Company's continued involvement in certain retailing activities, the results of BuySoftware.com have been reflected in continuing operations through June 1999. However, the Company believes that it is meaningful to present the disposal as if it had occurred as of January 1, 1998. As BuySoftware.com was run as a separate business segment, the revenues, cost of revenues and operating expenses directly attributable to the business segment were removed.

         (d) To eliminate tax benefits recorded by GO Software, Inc. and WebCentric, Inc., which may not be realized by the Company.

         (e) To eliminate revenues recognized by SpeedyClick, Corp. related to advertising received from ShopNow.com Inc. As the pro forma statements of operations are prepared as if the merger had occurred on January 1, 1998, these revenues and the related expense have been eliminated.

         (f) To record compensation of SpeedyClick, Corp. executives per employment agreements as follows (these amounts represent compensation at historical levels):

                  1998 - Four months of compensation expense           $128

                  1999 - Nine months of compensation expense           $288

         (g) To record the acquisitions of: 1) SpeedyClick, Corp. for cash of $3 million, 3,799,237 shares of common stock and 157,537 options to purchase shares of common stock, representing consideration of approximately $57.4 million; and 2) WebCentric, Inc. for cash of $1.4 million, 2,161,904 shares of common stock and 121,544 options to purchase shares of common stock, representing non-cash consideration of approximately $39.5 million. The excess purchase price of these acquisitions has been determined as follows:

                                                                SPEEDYCLICK,         WEBCENTRIC,
                                                                    CORP.               INC.
                                                              ---------------      -------------
        Purchase price                                          $   60,440           $   40,825
        Net (liabilities assumed) assets acquired                      220                 (694)
                                                                ----------           ----------
        Excess purchase price                                   $   60,660           $   40,131
                                                                ----------           ----------
                                                                ----------           ----------

         (h) Basic and diluted net loss per share is computed by dividing net loss by the weighted average number of share outstanding during the period assuming that shares issued for acquisitions were outstanding for the entire period. Pro forma basic and diluted net loss per share is computed based on the weighted average number of shares outstanding giving effect to shares issued in acquisitions as if they were outstanding for the entire period and to the conversion of convertible preferred stock on an as-if converted basis from the original issuance date.

3. RECONCILIATION OF HISTORICAL WEIGHTED AVERAGE SHARES TO PRO FORMA WEIGHTED AVERAGE SHARES:

                                                                                 DECEMBER 31,      SEPTEMBER 30,
                                                                                     1998              1999
                                                                                --------------   ----------------
Historical                                                                         3,532,054         5,230,394
Internet Mall, January 1, 1998 - August 8, 1998                                      426,024                 -
Media Assets, January 1, 1998 - September 17, 1998                                   424,052                 -
GO Software, January 1, 1998 - December 31, 1998; January 1, 1999 -
  September 30, 1999                                                               1,123,751         1,123,751
SpeedyClick, Corp., January 1, 1998 - December 31, 1998; January 1, 1999 -
  September 30, 1999                                                               3,799,237         3,799,237
WebCentric, Inc., January 1, 1998 - December 31, 1998; January 1, 1999 -
  September 30, 1999                                                               2,161,904         2,161,904
                                                                                 -----------       -----------

Pro forma                                                                         11,467,022        12,315,286
                                                                                 -----------       -----------
                                                                                 -----------       -----------

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SHOPNOW.COM INC.


Dated:  January 7, 2000               By:  /s/ Alan D. Koslow
                                          --------------------------------------
                                          Alan D. Koslow
                                          Executive Vice President, Chief
                                          Financial Officer and General Counsel

                                  EXHIBIT INDEX

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
      2.1         Agreement and Plan of Merger dated as of December 16, 1999, among ShopNow.com Inc., Chiefs Acquisition, Inc., WebCentric,
                  Inc. and the stockholders of WebCentric Inc. (incorporated by reference to ShopNow's Current Report on Form 8-K filed
                  December 29, 1999).

     23.1         Consent of KPMG LLP, independent public accountants.